UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2023

Generac Holdings Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34627	20-5654756
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

S45 W29290 Hwy 59
Waukesha, Wisconsin	53189
(Address of principal executive offices)	(Zip Code)

(262) 544-4811
(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	GNRC	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the 2023 annual meeting of stockholders, the Company’s stockholders (1) elected each of the Company’s director nominees listed below for a three-year term; (2) ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2023; (3) approved an advisory, non-binding resolution to approve the compensation of the Company’s named executive officers; and (4) approved a one year “say-on-pay frequency” of shareholder votes on compensation for the Company’s named executive officers on an advisory basis:

Proposal No.1 — Election of Directors

Name	Votes For	Withhold	Broker Non-Votes
Marcia J. Avedon	38,211,114	7,444,839	6,691,290
Bennet J. Morgan	37,740,610	7,898,222	6,691,290
Dominick P. Zarcone	44,956,385	683,575	6,691,290

Proposal No.2 — Ratification of the Appointment of Deloitte & Touche, LLP

Votes For	Votes Against	Abstentions	Broker Non-Votes
50,317,450	2,035,977	59,949	0

Proposal No.3 — Advisory Vote on Executive Compensation

Votes For	Votes Against	Abstentions	Broker Non-Votes
47,413,126	3,182,443	126,517	6,691,290

Proposal No.4 — Vote on Frequency of the Vote on Executive Compensation

One Year	Two Years	Three Years	Abstentions	Broker Non-Votes
44,794,876	82,474	783,603	61,133	6,691,290

In light of these voting results and other factors, the Company’s Board of Directors, at its meeting held June 15, 2023, determined that the Company will hold an annual advisory non-binding vote on executive compensation, until the next required vote on the frequency of the stockholder advisory vote on executive compensation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 16, 2023		GENERAC HOLDINGS INC.

	By:	/s/ Raj Kanuru
Raj Kanuru
EVP, General Counsel & Secretary

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